As filed with the Securities and Exchange Commission on December 17, 2007

                                                 Registration No. 333- 134927

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                  _____________

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           Intraop Medical Corporation
                 (Name of small business issuer in its charter)
    Nevada                        3691                         87-0642947
(State or other        (Primary Standard Industrial         (I.R.S. Employer
jurisdiction of        Classification Code Number)      Identification Number)
incorporation or
organization)
                               570 Del Rey Avenue
                           Sunnyvale, California 94085
                                 (408)-636-1020
          (Address and telephone number of principal executive offices)

                                   John Powers
                      Chief Executive Officer and President
                               570 Del Rey Avenue
                           Sunnyvale, California 94085
                                 (408)-636-1020
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               David M. Pike, Esq.
                  Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP
                           425 Market Street, 26th Fl.
                             San Francisco, CA 94105
                            Telephone: (415) 995-5135
                            Facsimile: (415) 995-3478


     Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                           TERMINATION OF REGISTRATION

     The post-effective amendment filed by Intraop Medical Corporation (the "Company"), deregisters all securities of the Company that had been registered on the Company's Registration Statement on Form SB-2 (File No. 333-134927), filed with the Securities and Exchange Commission on June 9, 2006 (the "Registration Statement") that remain registered but unsold as of the close of business on the date hereof.

     In accordance with undertakings made by the Company in the Registration Statement, the Company hereby removes from registration all securities under the Registration Statement which remain unsold as of the close of business on the date hereof.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, in the City of Sunnyvale, State of California on the 17th day of December 2007.

                                     Intraop Medical Corporation

                                     By:   /s/ John Powers
                                           -------------------------------------
                                           John Powers,
                                           President and Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement was signed by the following persons in the capacities and on the dates stated:


Signature                                      Title                                       Date
---------                                      -----                                       ----


/s/ John Powers                                President, Chief Executive Officer, and     December 17, 2007
------------------------------                 Director (Principal Executive Officer)
John Powers

/s/ Howard Solovei                             Chief Financial Officer and Secretary       December 17, 2007
------------------------------                 (Principal Financial Officer and
Howard Solovei                                 Principal Accounting Officer)


/s/ Michael Friebe                             Director                                    December 17, 2007
------------------------------
Michael Friebe

/s/ Keith Jacobsen                             Director                                    December 17, 2007
------------------------------
Keith Jacobsen

/s/ Oliver Janssen                             Director                                    December 17, 2007
------------------------------
Oliver Janssen

/s/ Stephen L. Kessler                         Director                                    December 17, 2007
------------------------------
Stephen L. Kessler

/s/ Greg Koonsman                              Director                                    December 17, 2007
------------------------------
Greg Koonsman

/s/ Rawleigh Ralls                             Director                                    December 17, 2007
------------------------------
Rawleigh Ralls